UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

Loar Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42030	82-2665180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 New King Street,

White Plains, New York 10604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 909-1311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LOAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2024, Loar Holdings Inc. (the “Company”), Loar Group Inc., certain subsidiary guarantors, certain lenders, First Eagle Alternative Credit, LLC, as administrative agent for the lenders and as collateral agent for the secured parties, and Citibank, N.A., as the revolving administrative agent, entered into the Fifteenth Amendment to Credit Agreement and First Amendment to Security Agreement (the “Credit Agreement Amendment” and the existing credit agreement as amended thereby, the “Credit Agreement”) pursuant to which, among other things, the Company amended its existing credit agreement to (i) extend the maturity date applicable to term loans thereunder to May 10, 2030, (ii) reduce the applicable margin applicable to term loans thereunder from 7.25% to 4.75% (with two 25 basis point step ups based on the Company’s total net leverage ratio), (iii) replacing the existing delayed draw term loan commitments available thereunder with $100 million of new delayed draw term commitments available to be drawn on or prior to May 10, 2026 and (iv) replacing the revolving credit commitments thereunder with $50 million of new revolving credit commitments, which have a maturity date of May 10, 2029 and an undrawn commitment fee of 0.375% per annum. The Credit Agreement contains representations and warranties, covenants and events of default customary for agreements of this type.

The lenders party to the Credit Agreement Amendment include certain affiliates of Blackstone Alternative Credit Advisors LP. Affiliates of Blackstone Alternative Credit Advisors LP held approximately 14% of the shares of the Company’s common stock outstanding as of the closing of its initial public offering on April 29, 2024.

The above summary of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifteenth Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of May 10, 2024, by and among Loar Group Inc., Loar Holdings Inc., the other guarantors party thereto from time to time, the lenders party thereto from time to time, First Eagle Alternative Credit, LLC, as administrative agent for the lenders and as collateral agent for the secured parties, and Citibank, N.A., as the revolving administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 15, 2024	Loar Holdings Inc.

	By:	/s/ Michael Manella
	Name:	Michael Manella
	Title:	Vice President, General Counsel and Secretary